The Board of Directors
Gold Kist Inc.:

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 10, 1995, with respect to the consolidated financial statements and schedule of Golden Peanut Company and Subsidiaries, incorporated by reference in the Registration Statement (Form S-2) and related prospectus of Gold Kist Inc. for the registration of subordinated capital and loan certificates.

                                          Ernst & Young LLP

Atlanta, Georgia
September 21, 1995

                                     II-17